Exhibit 21.1

DraftKings Inc.

List of Subsidiaries

(as of April 23, 2020)

Name of Subsidiary	Country (State)	Percent Ownership
DraftKings Inc.	United States (Delaware)	100%
Crown Europe Malta Limited	Malta	100%
Crown DFS Malta Limited	Malta	100%
Crown Gaming Malta Limited	Malta	100%
DKUK Services Ltd	England and Wales	100%
DraftKings Australia Pty Limited	Australia	100%
DK-FH Inc.	United States (Delaware)	100%
DK Player Reserve LLC	United States (Delaware)	100%
Crown Gaming Inc.	United States (Delaware)	100%
Crown Gaming Ireland Limited	Ireland	100%
Crown MS Gaming Inc.	United States (Delaware)	100%
Crown NJ Gaming Inc.	United States (Delaware)	100%
Crown NV Gaming Inc.	United States (Delaware)	100%
Crown NY Gaming Inc.	United States (Delaware)	100%
Crown PA Gaming Inc.	United States (Delaware)	100%
Crown WV Gaming Inc.	United States (Delaware)	100%
Crown IA Gaming LLC	United States (Delaware)	100%
Crown IN Gaming LLC	United States (Delaware)	100%
Crown MA Gaming LLC	United States (Delaware)	100%
Crown MI Gaming LLC	United States (Delaware)	100%
Crown IL Gaming LLC	United States (Delaware)	100%
Crown NH Gaming LLC	United States (Delaware)	100%
Crown TN Gaming LLC	United States (Delaware)	100%
Crown CO Gaming LLC	United States (Delaware)	100%
Crown DFS Inc.	United States (Delaware)	100%
Crown PA DFS Inc.	United States (Delaware)	100%
SBTech (Global) Limited	Isle of Man	100%
Gaming Tech Ltd	Israel	100%

SBTech (Global) Limited — Subsidiary Bulgaria (Branch)	Bulgaria	100%
SBTech (Gibraltar) Limited	Gibraltar	100%
SBTech Malta Limited	Malta	100%
SBTech US Inc.	United States (Delaware)	100%
Lucrative Green Leaf Limited	Ireland	100%
Sky Star Eight Limited	England and Wales	100%
Software Co-Work Cyprus Limited	Cyprus	100%
LLC “Software Co-Work”	Ukraine	100%